UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2022

BROAD STREET REALTY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-09043	36-3361229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7250 Woodmont Ave, Suite 350
Bethesda, Maryland		20814
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301 828-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Joseph C. Bencivenga as a Member of the Board of Directors

On January 11, 2022, Joseph C. Bencivenga informed the board of directors (the “Board”) of Broad Street Realty, Inc. (the “Company”) of his resignation as a member of the Board, effective immediately. Mr. Bencivenga’s resignation was not the result of any disagreements with the Company. Mr. Bencivenga also served as a member of the Nominating and Corporate Governance Committee of the Board.

Appointment of Donna Brandin as a Member of the Board of Directors

On January 12, 2022, the Board appointed Donna Brandin as a member of the Board, effective immediately, to fill the vacancy created by the resignation of Mr. Bencivenga. Ms. Brandin will serve until the Company’s 2022 annual meeting of stockholders or until her successor is duly elected and qualifies.

The Board affirmatively determined that Ms. Brandin is independent within the meaning of the OTCQX Rules for U.S. Companies. Ms. Brandin has not been named to any Board committees at this time.

Ms. Brandin serves on the board of directors of Nuveen Global Cities REIT, Inc., a public, non-listed real estate investment trust (“REIT”), where she serves as the chairperson of the Audit Committee. Ms. Brandin also serves on the board of directors of Cion Man Residential REIT, Inc., a non-public REIT, where she serves as the chair of the Audit Committee. From April 2008 to June 2018, she served as the Executive Vice President, Chief Financial Officer and Treasurer of the Lightstone Group. In addition, during this time period she served as Chief Financial Officer, Treasurer and Principal Accounting Officer of five public, non-listed REITs sponsored by the Lightstone Group. From October 2014 to June 2018, Ms. Brandin served as a director of Lightstone Enterprises Limited. From October 2019 to October 2021, Ms. Brandin served on the strategic advisory board of eResi for Prominent NYC Family Office, a company focused on launching investment products based on a technology efficient platform. From July 2019 to May 2021, Ms. Brandin served on the board of directors of Invesque Inc. (TSX: IVQ), a healthcare real estate company, where she served as chair of the Audit Committee. Prior to joining the Lightstone Group in April 2008, Ms. Brandin held the position of Executive Vice President and Chief Financial Officer of US Power Generation from September 2007 through November 2007. From July 2004 to September 2007, Ms. Brandin was the Executive Vice President and Chief Financial Officer of Equity Residential (NYSE: EQR), the largest publicly traded multifamily REIT in the country. Ms. Brandin holds a B.S. in Business Administration: Accounting from Kutztown University and a Master’s degree in Finance from St. Louis University. In 2021, Ms. Brandin completed the Corporate Directors Certificate Program at Harvard Business School of Executive Education.

Ms. Brandin’s compensation as a director will be consistent with the compensation policies applicable to the Company’s other non-employee directors. Ms. Brandin also is expected to enter into an indemnification agreement with the Company substantially in the form attached as Exhibit 10.17 to the Company’s Current Report on Form 8-K, filed on December 27, 2019.

There were no arrangements or understandings between Ms. Brandin and any other persons pursuant to which Ms. Brandin was selected as a director. Neither Ms. Brandin nor any member of her immediate family has or had a direct or indirect interest in any transaction in which the Company or any of its subsidiaries is or was a participant that would be required to be disclosed under Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROAD STREET REALTY, INC.

Date:	January 12, 2022	By:	/s/ Michael Z. Jacoby
Michael Z. Jacoby Chief Executive Officer